As filed with the Securities and Exchange Commission on August 30, 2000
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ---------------------------

                              TECH DATA CORPORATION
             (Exact name of registrant as specified in its charter)

                              5350 TECH DATA DRIVE
                              CLEARWATER, FL 33760
                                 (727) 539-7429
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           ---------------------------

           FLORIDA                                            NO. 59-1578329
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                           ---------------------------

                               JEFFERY P. HOWELLS
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                             TECH DATA CORPORATION
                5350 TECH DATA DRIVE, CLEARWATER, FLORIDA 33760
                                 (727) 539-7429
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    COPY TO:
                            FRANK N. FLEISCHER, ESQ.
                           Schifino & Fleischer, P.A.
                        One Tampa City Center Suite 2700
                              Tampa, Florida 33602
                                 (813) 223-1535

                       ----------------------------------

       Approximate Date of Commencement of Proposed Sales to the Public: From time to time after the effective date of this Registration Statement.

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

======================================= ================== =================== ================== ==================
                                                            PROPOSED MAXIMUM   PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF SECURITIES         AMOUNT TO        OFFERING PRICE        AGGREGATE          AMOUNT OF
           TO BE REGISTERED             BE REGISTERED (1)       PER UNIT        OFFERING PRICE    REGISTRATION FEE(3)
--------------------------------------- ------------------ ------------------- ------------------ ------------------
Debt Securities (4)....................
--------------------------------------- ------------------ ------------------- ------------------ ------------------
Common Stock, $.0015 Par Value (5) ....    $500,000,000            (2)                 (1)             $132,000
--------------------------------------- ------------------ ------------------- ------------------ ------------------
Warrants (6)...........................
======================================= ================== =================== ================== ==================

(Footnotes appear on following page)

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

(Footnotes from previous page)

(1) In no event will the aggregate maximum initial offering price of all securities issued pursuant to this Registration Statement exceed $500,000,000, or the equivalent thereof in foreign currencies or currency units. Any securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2) The proposed maximum offering price per unit (a) has been omitted pursuant to Instruction II.D of Form S-3 and (b) will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(3) Calculated pursuant to Rule 457 (o) of the rules and regulations under the Securities Act of 1933, as amended.

(4) Subject to footnote (1), there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold, from time to time, by the Registrant. Such amount shall be increased, if any Debt Securities are issued at an original issue discount, by an amount such that the net proceeds to be received by the Registrant shall be equal to the above amount to be registered. Also, in addition to any Debt Securities that may be issued directly under this Registration Statement, there is being registered hereunder such indeterminate amount of Debt Securities as may be issued upon conversion or exchange of other Debt Securities of the Registrant, for which no consideration will be received by the Registrant, or upon exercise of Warrants registered hereby.

(5) Subject to footnote (1), there is being registered hereunder an indeterminate number of shares of Common Stock as may be sold, from time to time, by the Registrant. There also is being registered hereunder an indeterminate number of shares of Common Stock as may be issuable upon conversion of the Debt Securities or upon exercise of Warrants registered hereby. The aggregate amount of Common Stock registered hereunder is limited, solely for purposes of any at the market offerings, to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933, as amended.

(6) Subject to footnote (1), there is being registered hereunder an indeterminate number of Warrants representing rights to purchase Debt Securities or shares of Common Stock of the Registrant registered hereby.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED AUGUST___, 2000



                                   PROSPECTUS




                                  $500,000,000

                              TECH DATA CORPORATION

                          DEBT SECURITIES, COMMON STOCK

                                  AND WARRANTS

                          -----------------------------

         When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities, including the offering price of the securities. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

                        --------------------------------

         Our common stock is traded on the Nasdaq National Market under the symbol "TECD".

                        --------------------------------

         INVESTING IN THESE SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER THE CAPTION "RISK
FACTORS" ON PAGE 5.

                        ---------------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                The date of this prospectus is ____________, 2000

                                TABLE OF CONTENTS

                                                                            Page

ABOUT THIS PROSPECTUS..........................................................3

TECH DATA CORPORATION..........................................................3

WHERE YOU CAN FIND ADDITIONAL INFORMATION......................................3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................4

FORWARD-LOOKING STATEMENTS.....................................................4

RISK FACTORS...................................................................5

USE OF PROCEEDS................................................................6

DESCRIPTION OF THE SECURITIES TO BE OFFERED ...................................6

DESCRIPTION OF DEBT SECURITIES.................................................6
         General  .............................................................7
         Senior Debt...........................................................8
         Subordinated Debt Securities..........................................9
         Conversion and Exchange..............................................10
         Registration and Transfer............................................10
         Global Debt Securities...............................................10
         Payment and Paying Agents............................................10
         Consolidation, Merger or Sale of Assets..............................11
         Certain Covenants of Tech Data.......................................11
         Events of Default....................................................12
         Discharge, Defeasance and Covenant Defeasance........................13
         Modification of the Indentures.......................................14
         Governing Law........................................................15
         Regarding Trustees...................................................15

DESCRIPTION OF CAPITAL STOCK..................................................15
         Preferred Stock......................................................15
         Common Stock.........................................................16
         Class Voting and Classified Board of Directors.......................16

DESCRIPTION OF WARRANTS.......................................................16

PLAN OF DISTRIBUTION..........................................................17

LEGAL MATTERS.................................................................18

EXPERTS.......................................................................18

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

         When used in this prospectus and any prospectus supplement, the terms "Tech Data", "we", "our", "us" and the "Company" refer to Tech Data Corporation and its subsidiaries.

                              TECH DATA CORPORATION

         Tech Data is a leading provider of IT products, logistics management and other value-added services, and is the second largest IT products provider based on worldwide sales. The Company distributes microcomputer hardware and software products to value-added resellers, corporate resellers, retailers, direct marketers and internet resellers. We distribute products to more than 70 countries and serve over 100,000 resellers in the United States, Canada, the Caribbean, Latin America, Europe and the Middle East. Our broad assortment of vendors and products meets our customers' need for a cost effective link to those vendors' products offered through a single source.

         We provide our customers with leading products including systems, peripherals, networking and software. Tech Data offers products from manufacturers and publishers such as Apple, Cisco, Compaq, Computer Associates, Creative Labs, Epson, Hewlett-Packard, IBM, Intel, Iomega, Microsoft, Northern Telecom, Novell, Okidata, Quantum, Seagate, Sony, Symantec, 3Com, Toshiba, Viewsonic and Western Digital. We generally ship products the same day we receive orders from regionally located distribution centers. Our customers are provided with a high level of service through our pre- and post-sale technical support, electronic commerce tools (including on-line order entry, product configuration services and electronic data interchange ("EDI") services), customized shipping documents and flexible financing programs.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. Those reports, proxy statements and other information may be obtained:

         o at the Public Reference Room of the SEC, Room 1024-Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;

         o at the public reference facilities at the SEC's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 or Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661;

         o from the SEC, Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;

         o at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006; or

         o from the Internet site maintained by the SEC at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

         Some locations may charge prescribed or modest fees for copies.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities, or after the date of this initial registration statement and before the effectiveness of the registration statement.

         o Annual Report on Form 10-K for the fiscal year ended January 31, 2000, filed with the SEC on May 1, 2000.

         o Annual Report on Form 10-K/A for the fiscal year ended January 31, 2000, filed with the SEC on June 1, 2000.

         o Proxy Statement in connection with our 2000 Annual Meeting of Shareholders held on June 20, 2000, filed with the SEC on May 24, 2000.

         o Current Report on Form 8-K dated June 21, 2000, filed with the SEC on June 28, 2000.

         o Current Report on Form 8-K/A dated June 21, 2000, filed with the SEC on July 13, 2000.

         o Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2000, filed with the SEC on June 14, 2000.

         o The description of our common stock contained in our registration statement on Form (8-A) dated May 14, 1986.

         On request we will provide at no cost to each person, including any beneficial owner, who receives a copy of this prospectus, a copy of any or all of the documents incorporated in this prospectus by reference. We will not provide exhibits to any of such documents, however, unless such exhibits are specifically incorporated by reference into those documents. Written or telephone requests for such copies should be addressed to our principal executive offices, attention: Arthur W. Singleton, Corporate Vice President, Treasurer and Secretary, 5350 Tech Data Drive, Clearwater, Florida 33760, telephone number (727) 539-7429.

                           FORWARD-LOOKING STATEMENTS

         We make "forward-looking statements" within the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995 throughout this prospectus, prospectus supplements and in the documents we incorporate by reference into this prospectus. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate," "plan" and "continue" or similar words. We have based these statements on our current expectations about future events. Although we believe that our expectations reflected in or suggested by our forward-looking statements are reasonable, we cannot assure you that these expectations will be achieved. Our actual results may differ materially from what we currently expect. Important factors which could cause our actual results to differ materially from the forward-looking statements in this prospectus or in the documents that we incorporate by reference into this prospectus are set forth in the "Risk Factors" section of this prospectus, and elsewhere in this prospectus, supplements to this prospectus and in the documents that we incorporate by reference into this prospectus.

         Actual events and results may differ materially from those expressed or forecasted in the forward-looking statements due to factors such as:

         o        continued pricing and margin pressures,

         o        intense competition,

         o        fluctuations in quarterly results,

         o the potential decline as well as seasonal variations in demand for Tech Data's products,

         o        the capital intensive nature of Tech Data's business,

         o        management of growth and acquisitions,

         o        dependence on information systems,

         o        exposure to foreign markets,

         o        dependence on key individuals,

         o        dependence on key suppliers and product supply shortages,

         o        risk of declines in inventory value,

         o        dependence on independent shipping companies,

         o        rapid technological change, and resulting obsolescence risks,

         o any reduction of volume rebates or other subsidies provided by Tech Data's key suppliers, and

         o other risk factors identified in "Risk Factors" and elsewhere in this prospectus.

         Tech Data undertakes no obligation to update any forward-looking statements in this prospectus.

         You should read this prospectus, supplements to this prospectus and the documents that we incorporate by reference into this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We may not update these forward-looking statements, even in the event our situation changes in the future. All written or oral forward-looking statements attributable to us are expressly qualified by these cautionary statements.

                                  RISK FACTORS

         We have incorporated herein by reference "Risk Factors" to Exhibit 99A to our Form 10-K for the fiscal year ended January 31, 2000.

         Before you invest in the securities that we are offering, you should be aware that the occurrence of any of the events described in such risk factors section and in this prospectus or in a prospectus supplement could have a material adverse effect on our business, financial condition and results of operations. You should carefully consider these risk factors and the specific risks set forth under the caption "Risk Factors" in any supplement to this prospectus and any of our future filings with the SEC under the Securities Exchange Act of 1934, together with all of the other information included in this prospectus or in a supplement to this prospectus and in documents we incorporate by reference before you decide to purchase our securities. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions above in the "Where You Can Find Additional Information" section of this prospectus.

         It is not reasonably possible to itemize all of the many factors and specific events that could affect Tech Data and/or the microcomputer products distribution industry as a whole. In some cases, information regarding certain important factors that could cause actual results to differ materially from those projected, forecasted, estimated, budgeted or otherwise expressed in forward-looking statements made by or on our behalf may appear or be otherwise conveyed together with such statements.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The ratio of earnings to fixed charges for each of the periods indicated is as follows:

                                                                                             THREE MONTHS
                                                         FISCAL YEAR ENDED JANUARY 31,      ENDED APRIL 30,
                                                     ------------------------------------   --------------
                                                     1996    1997     1998   1999    2000   1999      2000
                                                     ----    ----     ----   ----    ----   ----      ----
         Ratio of earnings to fixed charges          2.57    4.75     5.06    4.43   3.60   3.40      3.50

         These computations include us and our consolidated subsidiaries. For these ratios, "earnings" represents income before taxes plus fixed charges (excluding capitalized interest) and amortization of previously capitalized interest. Fixed charges consist of (1) interest on all indebtedness and amortization of debt discount and expense, (2) capitalized interest and (3) an interest factor attributable to rentals.

                                 USE OF PROCEEDS

         Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes, including capital expenditures, the repayment or refinancing of debt and to meet working capital needs. We expect from time to time to evaluate the acquisition of businesses, products and technologies, for which a portion of the net proceeds may be used. Pending such uses, we will invest the net proceeds in interest-bearing securities.

                   DESCRIPTION OF THE SECURITIES TO BE OFFERED

         Tech Data may offer and sell from time to time:

         o        senior or subordinated debt securities,

         o shares of its common stock, $.0015 par value per share, which may be represented by convertible debentures, or

         o warrants to purchase senior debt securities, subordinated debt securities, or common stock.

         Such securities may be offered in one or more separate classes or series, in amounts, at prices and, on terms to be determined by market conditions at the time of sale and to be set forth in a prospectus supplement. Such securities may be sold for U.S. dollars, foreign denominated currency or, currency units. Amounts payable with respect to any such securities may likewise be payable in U.S. dollars, foreign denominated currency or currency units.

         The offered securities listed above may be offered in amounts, at prices and, on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of such offered securities will be limited to $500,000,000. Specific terms of the offered securities will be set forth in an accompanying prospectus supplement or supplements, together with the terms of the offering of the offered securities and the net proceeds from the sale thereof.

                         DESCRIPTION OF DEBT SECURITIES

The following description of debt securities sets forth the material general terms and provisions of the series of debt securities to which any prospectus supplement may relate. Other material specific terms of any particular series of debt securities will be described in the applicable prospectus supplement. To the extent that any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such prospectus supplement. The senior debt securities will be senior unsecured obligations of Tech Data issued in one or more series under an indenture (the "senior indenture") to be entered into between Tech Data and a U. S. banking institution, as trustee, whose name will be set forth in the applicable prospectus supplement. The subordinated debt securities will be subordinated unsecured obligations of Tech Data issued in one or more series under an indenture (the "subordinated indenture") to be entered into between Tech Data and a U.S. banking institution, as trustee, whose name will be set forth in the applicable prospectus supplement. The terms of any series of debt securities will be those set forth in the applicable indenture and such debt securities and those made part of the indenture by the Trust Indenture Act.

         Because the summary of the material provisions of the indentures and the debt securities set forth below and the summary of the material terms of a particular series of debt securities set forth in the applicable prospectus supplement are not complete, you should refer to the forms of the applicable indenture and the debt securities for complete information regarding the terms and provisions of that indenture (including defined terms) and the debt securities. Wherever particular articles, sections or defined terms of an indenture are referred to, those articles, sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference.

GENERAL

         The debt securities may be issued from time to time in one or more series. The indentures do not limit the aggregate principal amount of debt securities which Tech Data may issue thereunder and provide that Tech Data may issue debt securities of any series thereunder up to an aggregate principal amount which Tech Data may authorize from time to time.

         Unless otherwise provided in a prospectus supplement, the senior debt securities will be unsecured obligations of Tech Data and will rank equally with all of its other unsecured and unsubordinated indebtedness. The subordinated debt securities of each series will be unsecured obligations of Tech Data, subordinated in right of payment to the prior payment in full of all Senior Debt (which term includes senior debt securities) of Tech Data with respect to such series as described in the applicable prospectus supplement.

         The applicable prospectus supplement will provide information regarding the specific terms of the offered debt securities, including:

         o        the title or designation of such debt securities;

         o the classification as senior or subordinated and the specific title and designation, aggregate principal amount (including any limit thereon), purchase price and denominations;

         o currency or units based on or relating to currencies in which principal of any premium on and/or any interest on such securities will or may be payable;

         o the date or dates on which the principal of such securities is payable or the applicable method of so determining;

         o the rate or rates (which may be fixed or variable) at which such securities will bear any interest or the applicable method of so determining;

         o the date or dates from which such any interest shall accrue or the method of determining any interest payment dates applicable on which interest will be payable or the applicable manner of determining it, and the record dates for the determination of holders to whom interest is payable on such securities;

         o the place or places where the principal of and any premium on and interest on the securities will be payable;

         o whether any of such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered;

         o        any redemption, repayment or sinking fund provisions;

         o whether such securities are convertible into or exchangeable for common stock or other securities or rights of Tech Data or other issuers and, if so, the applicable conversion or exchange terms and conditions;

         o if applicable, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which debt securities may be redeemed at the option of Tech Data or are subject to repurchase at the option of the holders;

         o        the terms of any sinking fund or analogous provision;

         o whether any such debt securities will be issued in temporary or permanent global form and, if so, the identity of the depository for such global debt security;

         o the specific subordination provisions of any subordinated debt securities;

         o in the case of subordinated debt securities, the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated to other series of subordinated debt securities or other indebtedness of Tech Data in right of payment, whether such other series of subordinated debt securities or other indebtedness is outstanding or not;

         o any deletions from, modifications of or additions to the Events of Default or covenants with respect to the debt securities;

         o whether the securities will be issuable in registered form or bearer form or both and, if bearer, any restrictions applicable to the place of payment of any principal of and any premium on and interest on such securities, to the exchange of one form for another and to the offer, sale and delivery of such securities (except that under current United States federal income tax law, registered debt securities will not be exchangeable into bearer debt securities);

         o any applicable material United States federal income tax consequences, including those related to debt securities issued at a discount below their stated principal amount;

         o the proposed listing, if any, of the securities on any securities exchange; and

         o any other specific terms pertaining to the securities, whether in addition to, or modification or deletion of, the described terms.

         Unless otherwise specified in a prospectus supplement, registered debt securities shall be issued only in denominations of U.S. $1,000 and any integral multiple thereof.

         Debt securities will bear interest, if any, at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the relevant prospectus supplement.

SENIOR DEBT

         Senior Debt includes and will include the following:

         o indebtedness of Tech Data for money borrowed or evidenced by bonds, debentures, notes or similar instruments, including senior debt securities,

         o reimbursement obligations of Tech Data with respect to letters of credit, bankers' acceptances and similar facilities issued for the account of Tech Data,

         o every obligation of Tech Data issued or assumed as the deferred purchase price of property or services purchased by Tech Data, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business,

         o obligations of Tech Data as lessee under leases required to be capitalized on the balance sheet of the lessee under United States generally accepted accounting principles,

         o obligations of Tech Data under interest rate and currency swaps, caps, floors, collars or similar arrangements intended to protect Tech Data against fluctuations in interest or currency exchange rates,

         o indebtedness of others of the kinds described in the first five above clauses that Tech Data has assumed, guaranteed or otherwise assured the payment thereof, directly or indirectly, and/or

         o deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness or obligation described in the first five above clauses whether or not there is any notice to or consent of the holders thereof.

         The following shall not constitute Senior Debt:

         o any particular indebtedness or obligation that is owed by Tech Data to or from any of its direct and indirect subsidiaries, and

         o any particular indebtedness, deferral, renewal, extension or refunding if it is expressly stated in the governing terms or in the assumption thereof that the indebtedness involved is not senior in right of payment thereto or that the indebtedness is PARI PASSU with or junior to the indebtedness.

SUBORDINATED DEBT SECURITIES

         The subordinated debt securities of each series will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Debt with respect to such series. Upon any payment or distribution of assets of Tech Data of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of Tech Data, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Debt with respect to the subordinated debt securities of any series will first be paid in full, or payment thereof provided for in money in accordance with its terms, before the holders of subordinated debt securities of such series are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the subordinated debt securities of such series, and to that end the holders of such Senior Debt will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other debt securities of Tech Data being subordinated to the payment of subordinated debt securities of such series, which may be payable or deliverable in respect of the subordinated debt securities of such series upon any such dissolution, winding-up, liquidation or reorganization or in any such bankruptcy, insolvency, receivership or other proceeding.

         By reason of such subordination, in the event of liquidation or insolvency of Tech Data, holders of Senior Debt with respect to the subordinated debt securities of any series and holders of other obligations of Tech Data that are not subordinated to such Senior Debt may recover more, ratably, than the holders of the subordinated debt securities of such series.

         Subject to the payment in full of all Senior Debt with respect to the subordinated debt securities of any series, the rights of the holders of the subordinated debt securities of such series will be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or securities of Tech Data applicable to such Senior Debt until the principal of, any premium and interest on, and any additional amounts with respect to, the subordinated debt securities of such series have been paid in full.

         No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities of any series may be made (1) if any Senior Debt with respect to such series is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Debt with respect to such series has been accelerated because of a default.

         The subordinated indenture does not limit or prohibit Tech Data from incurring additional Senior Debt, which may include debt securities that is senior to the subordinated debt securities of any series, but subordinate to other obligations of Tech Data. The senior debt securities will constitute Senior Debt with respect to the subordinated debt securities of each series under the subordinated indenture.

         The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular series of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement and supplemental subordinated indenture.

CONVERSION AND EXCHANGE

         The terms, if any, on which debt securities of any series are convertible into or exchangeable for shares of common stock or other securities, whether or not issued by Tech Data, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of Tech Data, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement.

REGISTRATION AND TRANSFER

         Debt securities may be presented for exchange and registered debt securities may be presented for transfer in the manner, at the places and subject to the restrictions described in the applicable prospectus supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations described in the applicable prospectus supplement. Bearer debt securities and the related coupons, if any, will be transferable by delivery.

GLOBAL DEBT SECURITIES

         REGISTERED DEBT SECURITIES. Registered debt securities of a series may be issued in the form of one or more global securities that will be deposited with, or on behalf of, a depositary or with a nominee for a depositary identified in the prospectus supplement relating to such series. In such case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by such global security or securities. Unless and until it is exchanged in whole for registered debt securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

         BEARER DEBT SECURITIES. Bearer debt securities of a series may also be issued in the form of one or more global securities that will be deposited with a depositary for Euroclear System or with a nominee for such depositary identified in the prospectus supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to any portion of a series of debt securities to be represented by a bearer global security will be described in the prospectus supplement relating to such series.

PAYMENT AND PAYING AGENTS

         Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and premium, if any, on and interest on the debt securities will be made at the office of the trustee in the City of New York or at the office of such paying agent or paying agents as Tech Data may designate from time to time, except that at the option of Tech Data, payment of any interest may be made, except in the case of a global security representing debt securities, by (i) check mailed to the address of the person entitled thereto as such address shall appear in the applicable securities register or (ii) transfer to an account maintained by the person entitled thereto as specified in such securities register, provided that proper transfer instructions have been received by the relevant record date.

         Payment of any interest on any debt securities will be made to the person in whose name such debt securities are registered at the close of business on the record date for such interest, except in the case of defaulted interest. Tech Data may at any time designate additional paying agents or rescind the designation of any paying agent; provided, however, Tech Data will at all times be required to maintain a paying agent in each place of payment for the debt securities.

         Any moneys deposited with the trustee or any paying agent, or then held by Tech Data in trust, for the payment of the principal of and premium, if any, on or interest on any debt securities and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of Tech Data, be repaid to Tech Data and the holder of such debt securities shall thereafter look, as a general unsecured creditor, only to Tech Data for payment thereof.

CONSOLIDATION, MERGER OR SALE OF ASSETS

     Unless the following conditions apply, Tech Data shall not consolidate with or merge into any other entity or, directly or indirectly, convey, transfer, sell or lease all or substantially all of its properties and assets to any other entity, and it shall not permit any other entity to consolidate with or merge into Tech Data or, directly or indirectly, convey, transfer, sell or lease all or substantially all of its properties and assets to Tech Data.

              o In case Tech Data shall consolidate with or merge into another entity or convey, transfer, sell or lease all or substantially all of its properties and assets to any entity, the entity formed by such consolidation or into which Tech Data is merged or the entity which acquires by conveyance, transfer or sale, or which leases, all or substantially all the properties and assets of Tech Data.

              o The entity involved shall be a corporation, limited liability company, partnership or trust.

              o The entity involved shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture the due and punctual payment of the principal of (and premium, if any) and interest on all debt securities and the performance or observance of every covenant of the indentures on the part of Tech Data to be performed or observed.

              o The entity involved shall have provided for any conversion rights.

              o Immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of Tech Data or a subsidiary thereof as a result of such transaction as having been incurred by Tech Data or such subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

              o Tech Data has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the respective indentures and that all conditions precedent therein provided for relating to such transaction have been complied with.

CERTAIN COVENANTS OF TECH DATA

         Until the debt securities have been paid and satisfied in full and the respective indenture terminated in accordance with their respective terms, unless otherwise consented thereto in accordance with the respective terms of the respective indentures, Tech Data will and will cause each of its subsidiaries to:

         o deliver financial statements, SEC filings, compliance certificates and notices of default, material litigation and material governmental and environmental proceedings to the trustees under the respective indentures;

         o comply with laws (including environmental laws and ERISA matters) and material contractual obligations;

         o        pay all taxes due and payable;

         o        maintain insurance;

         o        limit liens, mergers, sales of assets and incurrence of debt;

         o limit dividends, stock redemptions and the redemption and/or prepayment of specific debt;

         o        meet certain financial covenants.

         The applicable supplemental indentures and prospectus supplement will provide the specific terms of the covenants listed above.

EVENTS OF DEFAULT

         An "Event of Default", means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of the respective indenture or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         o default in the payment of the principal of or premium, if any, on any debt security at its maturity; or

         o default in the payment of any interest upon any debt security when it becomes due and payable, and continuance of such default for a period of 30 days; or

         o default in the performance, or breach, of any material covenant or warranty of Tech Data in an indenture (other than a covenant or warranty a default in the performance or breach of which is specifically dealt with elsewhere in a particular indenture), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to Tech Data by the trustee or to Tech Data and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the respective indenture; or

         o a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by Tech Data, or under any agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Tech Data, with a principal amount then outstanding in excess of $25,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay the principal of such indebtedness (in whole or in any part greater than $25,000,000) when due and payable or shall have resulted in such indebtedness (in whole or in any part greater than $25,000,000) becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 60 days after there shall have been given, by registered or certified mail, to Tech Data by the Trustee or to Tech Data and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities a written notice specifying such default and requiring Tech Data to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" thereunder; or

         o        the entry by a court having jurisdiction in the premises of
                  (A) a decree or order for relief in respect of Tech Data in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging Tech Data bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Tech Data under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Tech Data or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

         o the commencement by Tech Data of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of Tech Data in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or similar relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Tech Data or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by Tech Data in furtherance of any such action.

         The applicable supplemental indenture and prospectus supplement may amend, supplement or otherwise change the specific terms of the "Events of Default" set forth above.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

         Under terms satisfactory to the trustee, Tech Data may discharge certain obligations to holders of any series of debt securities issued under such indentures which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or Government Obligations (as defined in such indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of and premium, if any, on and interest on such debt securities.

         Tech Data may also discharge any and all of its obligations to holders of any series of debt securities issued under an indenture at any time ("defeasance"), but may not thereby avoid its duty to register the transfer or exchange of such series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of such series of debt securities. Under terms satisfactory to the trustee, Tech Data also may be released with respect to any outstanding series of debt securities issued under the relevant indenture from the obligations imposed by certain provisions of such indenture (including covenants described above limiting consolidations, mergers, and certain dispositions) and omit to comply with such provisions without creating an Event of Default ("covenant defeasance"). Defeasance or covenant defeasance may be effected only if, among other things:

         o Tech Data irrevocably deposits with the trustee cash or Government Obligations, as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of and premium, if any, on and interest on all outstanding debt securities of such series issued under such indenture;

         o Tech Data delivers to the trustee an opinion of counsel to the effect that the holders of such series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter such holders' United States federal income tax treatment of principal, premium and interest payments on such series of debt securities (it being understood that in the case of a defeasance such opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of such Indenture, since such a result would not occur under current tax law);

         o no Event of Default or any event which after notice or lapse of time or both would be an Event of Default has occurred;

         o such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which Tech Data is a party or by which it is bound;

         o        certain other provisions set forth in the indenture are met;

         o Tech Data shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or covenant defeasance have been complied with; and

         o in the case of the subordinated debt indenture no event or condition shall exist that would prevent Tech Data from making payments of principal of and premium, if any, on and interest on the subordinated debt securities at the date of the irrevocable deposit referred to above.

MODIFICATION OF THE INDENTURES

         SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS OF DEBT SECURITIES

         Without the consent of any holders of debt securities, Tech Data, when authorized by its Board of Directors and the trustee, at any time and from time to time, may enter into one or more indentures supplemental to the indentures for any of the following purposes;

         o to evidence the succession of another entity to Tech Data and the assumption by any such successor of the covenants and obligations of Tech Data therein and in the debt securities as permitted by the specific indenture; or

         o to add to the covenants of Tech Data for the benefit of the holders of debt securities, or to surrender any right or power therein conferred upon Tech Data; or

         o        to secure the debt securities; or

         o to make provision with respect to the conversion rights of holders of debt securities; or

         o to comply with the requirements of the Trust Indenture Act or the rules and regulations of the SEC thereunder in order to effect or maintain the qualification of the specific indenture under the Trust Indenture Act, as contemplated by such indenture or otherwise; or

         o to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein or to make any other provisions with respect to matters or questions arising under the specific indenture which shall not be otherwise inconsistent with the provisions of such indenture, PROVIDED that such action pursuant to this clause shall not adversely affect the interests of the holders of debt securities.

         SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS OF DEBT SECURITIES

         With the consent of the holders of not less than a majority in principal amount of outstanding debt securities, by act of said holders delivered to Tech Data and the trustee, Tech Data, when authorized by its Board of Directors, and the trustee may enter into supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of another indenture or of modifying in any manner the rights of the holders under an indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent or affirmative vote of the holder of each outstanding debt security affected thereby,

         o change the stated maturity of the principal of, or any installment of interest on, any debt security or

         o reduce the principal amount or the rate of interest payable thereon or any premium payable upon redemption or mandatory repurchase thereof, or

         o change the coin or currency in which any debt security or the interest or any premium thereon or any other amount in respect thereof is payable,

         o modify the provisions of an indenture in a manner adverse to the holders or impair the right to institute suit for the enforcement of any payment in respect of any debt security on or after the stated maturity thereof (or, in the case of redemption or any repurchase, on or after the redemption date or repurchase date, as the case may be) or the right to convert any debt security or,

         o except as otherwise permitted, adversely affect the right to convert any debt security or modify the provisions of an indenture with respect to the subordination of the debt securities in a manner adverse to the holders of debt securities, or

         o reduce the percentage in principal amount of the outstanding debt securities the consent of whose holders is required for any such supplemental indenture or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) provided for in the indenture, or

         o modify the obligation of Tech Data to maintain an office or agency in the Borough of Manhattan, The City of New York, or

         o modify any of the provisions of an indenture requiring a specific percentage of Holders for approval of amendments, except to increase any percentage contained therein or to provide that certain other provisions of an indenture cannot be modified or waived without the consent of the Holder of each outstanding debt security affected thereby.

GOVERNING LAW

         The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

REGARDING TRUSTEES

         The Trust Indenture Act contains limitations on the rights of a trustee, should it become a creditor of Tech Data, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. Each trustee is permitted to engage in other transactions with Tech Data and its subsidiaries from time to time, provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default under the applicable indenture, or else resign.

                          DESCRIPTION OF CAPITAL STOCK

PREFERRED STOCK

         We have authorized and outstanding 226,500 shares of preferred stock, par value $.02 per share. Our preferred stock pays no dividends, has no pre-emptive rights, and no redemption, sinking fund, or conversion provisions. It does have a liquidation preference over our common stock to the extent of all distributions in the event of liquidation, not to exceed $.20 per share. Each outstanding share of preferred stock is entitled to one vote on all matters submitted to a vote of shareholders. Shares of preferred stock have equal voting rights with the shares of common stock in certain events as specified below.

         Edward C. Raymund, a director of Tech Data, beneficially owns 113,260 shares of preferred stock (which, with the 113,240 shares owned by Annette L. Raymund, is all of the preferred stock outstanding), each share of which is entitled to one vote. In connection with the terms of an employment agreement dated as of January 31, 1991, between Mr. Raymund and Tech Data, providing for Mr. Raymund's employment from February 1, 1991 through January 31, 2001, Mr. Raymund entered into an irrevocable proxy and escrow agreement. In connection with an amendment to the employment agreement dated November 13, 1992, Annette
L. Raymund has also entered into the irrevocable proxy. Under the terms of the irrevocable proxy, four of our directors, Charles E. Adair, Daniel M. Doyle, David M. Upton and John Y. Williams (in their capacity as "outside" directors), have been granted full power and authority to vote the aggregate 226,500 shares of preferred stock. The employment agreement with Edward C. Raymund and the associated proxy will expire on January 31, 2001.

COMMON STOCK

         We have authorized 200,000,000 shares of common stock, par value $.0015 per share. Holders of common stock have no pre-emptive rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of our shareholders. Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor. The holders of common stock are entitled to share proportionately in any liquidating distribution to shareholders after provisions for payment of creditors and after the payment of the liquidation preference on any shares of preferred stock then outstanding. All outstanding shares of common stock are, and any shares to be sold hereunder by us will be when issued, fully paid and nonassessable.

         The transfer agent and registrar for our common stock is ChaseMellon Shareholder Services.

CLASS VOTING AND CLASSIFIED BOARD OF DIRECTORS

         Our Restated and Amended Articles of Incorporation require that certain mergers, sales of substantially all of our assets, amendments to our Restated and Amended Articles of Incorporation and exchanges of our stock for stock of another corporation pursuant to a vote of shareholders be approved by a majority of each class of capital stock entitled to vote. Thus, any person that controls at least one-half of any class of stock can block an attempt to merge or sell substantially all of our assets or defeat the approval of certain other transactions. Because all of our authorized preferred stock is presently owned and controlled by Edward C. Raymund and Annette L. Raymund, they have the ability to block such transactions. Our Amended and Restated Articles of Incorporation also divide the Board of Directors into three classes serving staggered three-year terms. These provisions may discourage attempts to acquire control of Tech Data.

                             DESCRIPTION OF WARRANTS

         Tech Data has no warrants outstanding (other than options issued under its employee stock option plans). Tech Data may issue warrants for the purchase of debt securities or common stock. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Tech Data and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as an agent of Tech Data in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement. Copies of the form of warrant agreement and warrant will be filed as exhibits to or incorporated by reference in the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibits.

         The applicable prospectus supplement will describe the terms of the warrants, including, where applicable, the following:

         o        the title of the warrants,

         o        the aggregate number of warrants,

         o        the price or prices at which warrants will be issued,

         o the designation, terms and number of securities purchasable upon exercise of warrants,

         o the designation and terms of the securities, if any, with which warrants are issued and the number of warrants issued with each security,

         o the date, if any, on and after which warrants and the related securities will be separately transferable,

         o the price at which each security purchasable upon exercise of warrants may be purchased,

         o the date on which the right to exercise the warrants shall commence and the date on which that right shall expire,

         o the minimum or maximum amount of warrants which may be exercised at any one time,

         o        information with respect to book-entry procedures, if any, and

         o any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

                              PLAN OF DISTRIBUTION

         We may offer and sell the securities directly or to or through underwriting syndicates represented by managing underwriters, to or through underwriters without a syndicate or through dealers or agents. The prospectus supplement with respect to the offered securities will set forth the terms of the offering, including the following:

         o        the name or names of any underwriters, dealers or agents,

         o the purchase price and the proceeds we will receive from the sale,

         o any underwriting discounts, agency fees and other items constituting underwriters' or agents' compensation and

         o the initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers.

         If any underwriters are involved in the offer and sale, the securities will be acquired by the underwriters and may be resold by them, either at a fixed public offering price established at the time of offering or from time to time in one or more negotiated transactions or otherwise, at prices related to prevailing market prices determined at the time of sale. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the securities described in the prospectus supplement if any are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

         We may offer and sell the securities directly or through an agent or agents designated by us from time to time. An agent may sell securities it has purchased from us as principal to other dealers for resale to investors and other purchasers, and may re-allow all or any portion of the discount received in connection with the purchase from us to the dealers. After the initial offering of the securities, the offering price (in the case of securities to be resold at a fixed offering price), the concession and the discount may be changed. Any agent participating in the distribution of the securities may be deemed to be an "underwriter," as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

         If any underwriters are involved in the offer and sale, they will be permitted to engage in transactions that maintain or otherwise affect the price of the securities. These transactions may include over-allotment transactions, purchases to cover short positions created by the underwriter in connection with the offering and the imposition of penalty bids. If an underwriter creates a short position in the securities in connection with the offering, i.e., if it sells more securities than set forth on the cover page of the applicable prospectus supplement, the underwriter may reduce that short position by purchasing the securities in the open market. In general, purchases of a security to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. As noted above, underwriters may also choose to impose penalty bids on other underwriters and/or selling group members. This means that if underwriters purchase securities in the open market to reduce their short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from those underwriters and/or selling group members who sold such securities as part of the offering.

         Neither we nor any underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor any underwriter make any representation that such underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against some liabilities, including liabilities under the Securities Act of 1933.

         The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement if appropriate.

         Unless otherwise indicated in the prospectus supplement, each series of offered securities will be a new issue of securities and, other than the common stock, which is listed on Nasdaq National Market, for which there currently is no market. Any underwriters to whom securities are sold for public offering and sale may make a market in such series of securities as permitted by applicable laws and regulations, but such underwriters will not be obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the securities. The securities may or may not be listed on a national securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

         Underwriters, agents and dealers may engage in transactions with or perform services, including various investment banking and other services, for us and/or any of our affiliates in the ordinary course of business.

                                  LEGAL MATTERS

         Certain legal matters with respect to the validity of the securities offered hereby will be passed upon for Tech Data by Schifino & Fleischer, P. A., Tampa, Florida, and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

                                     EXPERTS

         The audited financial statements incorporated in this prospectus by reference to Tech Data's Annual Report on Form 10-K for the year ended January 31, 2000, except as they relate to the consolidated balance sheet of Computer 2000 Aktiengesellschaft and subsidiaries as of January 31, 2000, have been audited by PricewaterhouseCoopers LLP, independent certified public accountants, and, insofar as they relate to the consolidated balance sheet of Computer 2000 Aktiengesellschaft and subsidiaries as of January 31, 2000, by KPMG Hartkopf + Rentrop Treuhand KG Wirtschaftsprufungsgesellschaft, independent auditors. Such financial statements have been incorporated in reliance on the reports of such independent certified public accountants and auditors given on the authority of such firms as experts in auditing and accounting.

                                  $500,000,000




                              TECH DATA CORPORATION



                          DEBT SECURITIES, COMMON STOCK

                                  AND WARRANTS





                                   PROSPECTUS




                                 August __, 2000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         SEC Registration Fee..........................................$ 132,000
         Trustee's Fees and Expenses                                      15,000
         Rating Agencies' Fees                                            75,000
         Printing and Engraving                                           50,000
         Fees of Transfer Agent                                           15,000
         Accountants Fees and Expenses                                    30,000
         Legal Fees and Expenses of Registrant's Counsel                  75,000
         Miscellaneous.................................................   33,000
                                                                       ---------
                            Total                                      $ 425,000

         Except for SEC registration fee, the foregoing fees are estimated.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         The Company's By-Laws include the following provisions:

                                   ARTICLE VI

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         "Section A. GENERAL. To the fullest extent permitted by law, the corporation shall indemnify any person who is or was a party to any threatened, pending or completed action, suit or other type of proceeding (other than an action by or in the right of the corporation), whether civil, criminal, administrative, investigative or otherwise, and whether formal or informal, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against judgments, amounts paid in settlement, penalties, fines (including an excise tax assessed with respect to any employee benefit plan) and expenses (including counsel fees) actually and reasonably incurred in connection with any such action, suit or other proceeding, including any appeal thereof, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any such action, suit or other proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         Section B. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. To the fullest extent permitted by law, the corporation shall indemnify any person who is or was a party to any threatened, pending or completed action, suit or other type of proceeding (as further described in Section A of this Article VI) by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including counsel fees) and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expenses of litigating the action, suit or other proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action, suit or other proceeding, including any appeal thereof, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this Section B in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such action, suit or other proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses that such court shall deem proper.

         Section C. OBLIGATION TO INDEMNIFY. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or other proceeding referred to in Section A or Section B of this Article VI, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including counsel fees) actually and reasonably incurred by such person in connection therewith.

         Section D. DETERMINATION THAT INDEMNIFICATION IS PROPER. Indemnification pursuant to Section A or Section B of this Article VI, unless made pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section A or Section B of this
Article VI. Such determination shall be made either (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or other proceeding to which the indemnification relates; (2) if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (the designation being one in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to such action, suit or other proceeding; (3) by independent legal counsel (i) selected by the Board of Directors in accordance with the requirements of subsection (1) or by a committee designated under subsection (2) or (ii) if a quorum of the directors cannot be obtained and a committee cannot be designated, selected by majority vote of the full Board of Directors (the vote being one in which directors who are parties may participate); or (4) by the stockholders by a majority vote of a quorum consisting of stockholders who were not parties to such action, suit or other proceeding or, if no such quorum is obtainable, by a majority vote of stockholders who were not parties to such action, suit or other proceeding.

         Section E. EVALUATION AND AUTHORIZATION. Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as is prescribed in

Section D of this Article VI for the determination that indemnification is permissible; provided, however, that if the determination as to whether indemnification is permissible is made by independent legal counsel, the persons who selected such independent legal counsel shall be responsible for evaluating the reasonableness of expenses and may authorize indemnification.

         Section F. PREPAYMENT OF EXPENSES. Expenses (including counsel fees) incurred by a director or officer in defending a civil or criminal action, suit or other proceeding referred to in Section A or Section B of this Article VI shall be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if such person is ultimately found not to be entitled to indemnification by the corporation pursuant to this Article VI. Expenses incurred by other employees and agents may be paid in advance upon such terms and conditions that the Board of Directors deems appropriate.

         Section G. NONEXCLUSIVITY AND LIMITATIONS. The indemnification and advancement of expenses provided pursuant to this Article VI shall not be deemed exclusive of any other rights to which a person may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in any other capacity while holding such office. In all cases not specifically provided for in this Article VI, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that such person's actions, or omissions to act, were material to the cause of action so adjudicated and constitute (1) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (2) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (3) in the case of a director, a circumstance under which liability for unlawful distributions is applicable; (4) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of a corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder; or (5) to the extent that such indemnification or advancement of expenses is expressly prohibited by law.

         Section H. CONTINUATION OF INDEMNIFICATION RIGHT. Unless expressly otherwise provided when authorized or ratified by this corporation, indemnification and advancement of expenses as provided for in this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person. For purposes of this Article VI, the term "corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, is in the same position under this Article VI with respect to the resulting or surviving corporation as such person would have been with respect to such constituent corporation if its separate existence had continued.

         Section I. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against the liability under Section A or Section B of this Article VI."

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding ) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company undertakes, unless in the opinion of its counsel the matter has been settled by controlling precedent, to submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and agrees to be governed by the final adjudication of such issue.

EXHIBITS

         The exhibit numbers on the following list correspond to the numbers in the exhibit table required pursuant to Item 601 of Regulation S-K.

         1.1*      -  Form of Underwriting Agreement.
         4-A(1)    -  Articles of Incorporation of the Company as amended to
                      April 23, 1986.
         4-B(2)    -  Articles of Amendment to Articles of Incorporation of the
                      Company filed on August 27, 1987.
         4-C(3)    -  By-Laws of the Company as amended to November 28, 1995.
         4-D(4)    -  Articles of Amendment to Articles of Incorporation of the
                      Company filed on July 15, 1993.
         4-E(5)    -  Articles of Amendment to Articles of Incorporation of the
                      Company filed on June 25, 1997.
         4-F(6)    -  Amendment to By-Laws of the Company as adopted on June 23,
                      1998.
         4-G(6)    -  Articles of Amendment to Amended and Restated Articles of
                      Incorporation of the Company as of June 24, 1998.
         4-H*      -  Form of Senior Indenture.
         4-I*      -  Form of Subordinated Indenture.
         4-J**     -  Form of Senior Debt Security.
         4-K**     -  Form of Subordinated Debt Security.
         4-L**     -  Form of Convertible Debt Security.
         4-M**     -  Form of Warrant.
         4-N**     -  Form of Warrant Agreement.
         5*        -  Opinion of Schifino & Fleischer, P.A.
         12.1***   -  Computation of Earnings to Fixed Charges.
         23-A*     -  Consent of Schifino & Fleischer, P.A., appears in its
                      opinion filed herewith as Exhibit 5.
         23-B***   -  Consent of PricewaterhouseCoopers LLP is included on page
                      II-5.
         23-C***   -  Consent of KPMG Hartkopf + Rentrop KG is included on page
                      II-6.
         24***     -  Power of Attorney is included on the Signature Page, page
                      II-7.
         25-A**    -  Form T-1 Statement of Eligibility for Senior Indenture
                      under the Trust Indenture Act of 1939.
         25-B**    -  Form T-1 Statement of Eligibility of Trustee for
                      Subordinated Indenture under the Trust Indenture Act of
                      1939.
         99-A(7)   -  Cautionary Statement for Purposes of the "Safe Harbor"
                      Provisions of the Private Securities Litigation Reform Act of 1995.

           *To be filed with a Pre-Effective Amendment to Registration
            Statement.
          **To be filed with a Current Report on Form 8-K or a Post-Effective
            Amendment to the Registration Statement.
         ***Filed herewith.

         (1) Incorporated by reference to the Exhibits included in the Company's Registration Statement on Form S-1, File No. 33-4135.
         (2) Incorporated by reference to the Exhibits included in the Company's Registration Statement on Form S-1, File No. 33-21997.
         (3) Incorporated by reference to the Exhibits included in the Company's Form 10-K for the year ended January 31, 1996, File No. 0-14625.
         (4) Incorporated by reference to the Exhibits included in the Company's Form 10-K for the year ended January 31, 1994, File No. 0-14625.
         (5) Incorporated by reference to the Exhibits included in the Company's Registration Statement on Form S-3, File No. 333-36999.
         (6) Incorporated by reference to the Exhibits included in the Company's Form 8-K/A filed with the Commission on September 14, 1998, File No. 0-14625.
         (7) Incorporated by reference to the Exhibits included in the Company's Form 10-K for the year ended January 31, 2000, File No. 0-14625.

UNDERTAKINGS

                  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, office or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (6) That, for the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (7) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305 (b) (2) of the Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Clearwater, State of Florida, on August 30, 2000.

                                   TECH DATA CORPORATION

                                   By:            /s/ STEVEN A. RAYMUND
                                      ------------------------------------------
                                                      Steven A. Raymund,
                                             Chairman of the Board of Directors;
                                                   Chief Executive Officer

                                POWER OF ATTORNEY

      Each person whose signature to this Registration Statement appears below hereby appoints Jeffery P. Howells and Arthur W. Singleton, or either of them, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as a part of or in connection with this Registration Statement or the amendments thereto, and the attorney-in-fact, or either of them, may make such changes and additions to this Registration Statement as the attorney-in-fact, or either of them, may deem necessary or appropriate.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                                                TITLE                                   DATE
      ---------                                                -----                                   ----
/s/ STEVEN A. RAYMUND                           Chairman of the Board of Directors;              August 30, 2000
----------------------------                      Chief Executive Officer
Steven A. Raymund

/s/ JEFFERY P. HOWELLS                          Executive Vice President and                     August 30, 2000
----------------------------                      Chief Financial Officer; Director
Jeffery P. Howells                                (principal financial officer)

/s/ JOSEPH B. TREPANI
----------------------------                    Senior Vice President and Corporate              August 30, 2000
Joseph B. Trepani                                 Controller; (principal accounting officer)

/s/ ARTHUR W. SINGLETON
----------------------------                    Corporate Vice President, Treasurer              August 30, 2000
Arthur W. Singleton                               and Secretary

/s/ CHARLES E. ADAIR
----------------------------                    Director                                         August 30, 2000
Charles E. Adair

/s/ MAXIMILIAN ARDELT
----------------------------                    Director                                         August 30, 2000
Maximilian Ardelt

/s/ JAMES M. CRACCHIOLO
----------------------------                    Director                                         August 30, 2000
James M. Cracchiolo

/s/ DANIEL M. DOYLE
----------------------------                    Director                                         August 30, 2000
Daniel M. Doyle

/s/ KATHY MISUNAS
----------------------------                    Director                                         August 30, 2000
Kathy Misunas

/s/ EDWARD C. RAYMUND
----------------------------                    Director; Chairman Emeritus                      August 30, 2000
Edward C. Raymund

/s/ DAVID M. UPTON
----------------------------                    Director                                         August 30, 2000
David M. Upton

/s/ JOHN Y. WILLIAMS
----------------------------                    Director                                         August 30, 2000
John Y. Williams